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                                                                    Exhibit 16.1


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                                                Grant Thornton
                                                Certified Public Accountants




March 6, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:     QCOMM International, Inc.
                SEC File No. 0-00000

Ladies and Gentlemen:

We have read the response of QCOMM International, Inc. to be included in Item 4 of its Form 8-K dated March 7, 2000. In connection therewith, we concur with the statement made by the registrant and confirm that, during the two years ended December 31, 1998, and the subsequent interim period preceding March 16, 2000, there were no disagreements between QCOMM International, Inc. and us on any matter of accounting principles or practices, financial statement disclosure, or auditing procedures, that would have caused us to make reference to the subject matter of such disagreement if not resolved to our satisfaction.

Very truly yours,

Grant Thornton

By:     /s/ Grant Thornton
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Managing Member